                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report - November 7, 2005

                          CODORUS VALLEY BANCORP, INC.
             (Exact name of registrant as specified in its charter)

   Pennsylvania                      0-15536                         23-2428543
 (State or other                 (Commission File                  (IRS Employer
 jurisdiction of                      Number)                         Number)
of incorporation)

         105 Leader Heights Road
              P.O. Box 2887
           York, Pennsylvania                                        17405-2887
(Address of principal executive offices)                             (Zip code)

                                  717-747-1519
               (Registrant's telephone number including area code)

                                       N/A
             (Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

        Page 1 of 49 sequentially numbered pages in manually signed copy
                          Exhibit Index found on page 5


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                          CODORUS VALLEY BANCORP, INC.
                                    FORM 8-K

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

          On November 4, 2005, Codorus Valley Bancorp, Inc. (the "Company") entered into a Rights Agreement with Wells Fargo Bank, N.A., as Rights Agent (the "Rights Agreement"). Pursuant to the Rights Agreement, the Company declared a dividend distribution of one Right for each outstanding share of common stock, par value $2.50 per share (the "Common Stock"), of the Company to shareholders of record at the close of business on November 7, 2005 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one share of Common Stock at a price of $150.00 per share (the "Purchase Price"), subject to adjustment. The Purchase Price shall be paid, at the option of the holder, in cash or shares of Common Stock having an equivalent value. The description and terms of the Rights are set forth in a Rights Agreement.

          Initially, the Rights will be evidenced by all Common Stock certificates representing shares then outstanding, and no separate Rights certificates will be distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) 10 business days following a public announcement that a person or a group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of Common Stock (the "Stock Acquisition Date"), or (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 20% or more of such outstanding shares of Common Stock. Until the Distribution Date, (i) the Rights will be evidenced by such Common Stock certificates and will be transferred with and only with such Common Stock certificates,
     (ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference, and
     (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificates. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, such separate Rights Certificates alone will evidence the rights.

          The Rights are not exercisable until the Distribution Date and will expire at the close of business on November 4, 2015, unless earlier redeemed by the Company as described below.

          In the event that (i) the Company is the surviving corporation in a merger or the acquiring corporation in a statutory share exchange with an Acquiring Person and its Common Stock is not changed or exchanged, (ii) an Acquiring Person engages in certain self-dealing transactions with the Company, (iii) a person (other than the Company and its affiliates) becomes the beneficial owner of 20% or more of the then outstanding shares of Common Stock, or (iv) during a time that there is an Acquiring Person, one or more specified events occur that result in such Acquiring Person's ownership interest in the Company being increased by more than 1%, the Rights Agreement provides that proper provision shall be made so that each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two (2) times the exercise price of the Right.


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

          For example, at an exercise price of $150.00 per Right, each Right not owned by an Acquiring Person (or by certain related parties and transferees of the Acquiring Person) following an event set forth in the preceding paragraph would entitle its holder to purchase $300.00 worth of Common Stock (or other consideration, as noted above) for $150.00. Assuming that the Common Stock had a per share value of $150.00 at such time, the holder of each valid Right would be entitled to purchase two shares of Common Stock for $150.00.

          In the event that, at any time following the Distribution Date, (i) the Company is acquired in a merger, statutory share exchange or other business combination transaction in which the Company is not the surviving corporation, (ii) the Company engages in a merger or other business combination transaction with another person in which the Company is the surviving corporation, but in which its Common Stock is changed or exchanged, or (iii) 50% or more of the Company's assets or earning power is sold or transferred, the Rights Agreement provides that proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon exercise of the Right, common stock or other consideration of the acquiring company having a value equal to two (2) times the exercise price of the Right.

          Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in the preceding paragraph and the third preceding paragraph (the "Triggering Events"), any Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person shall immediately become null and void. Also, under no circumstances may a Right be exercised following the occurrence of an event set forth in clause (iii) of the third preceding paragraph prior to expiration of the Company's right of redemption.

          The Purchase Price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, (ii) upon the grant to holders of the Common Stock of certain rights or warrants to subscribe for Common Stock or convertible securities at less than the then current market price of Common Stock, or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than the Rights).

          No adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares will be issued upon exercise of a Right and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.

          The term "Continuing Directors" means any member of the Board of Directors of the Company who was a member of the Board prior to the date of the Rights Agreement, and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Continuing Directors, but shall not include an Acquiring Person, or any affiliate or associate of an Acquiring Person, or any representative of an Acquiring Person or of an affiliate or associate of an Acquiring Person.

          At any time until ten (10) business days following the Stock Acquisition Date or prior to November 4, 2015, the Board of Directors may cause the Company to redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the "Redemption Price"); provided, however, if the


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

     Board of Directors of the Company authorizes redemption of the Rights in either of the circumstances set forth in clauses (i) and (ii) below, then there must be at least five Continuing Directors then in office and such authorization requires the concurrence of a majority of such Continuing
     Directors: (i) such authorization occurs on or after the time a person or group acquires beneficial ownership of 20% or more of the outstanding Common Stock, or (ii) such authorization occurs on or after the date of a change in a majority of the directors resulting from a proxy solicitation if the solicitor (or any participant in the solicitation) indicates an intention to become an Acquiring Person or to cause a Triggering Event. Thereafter, the Company's right of redemption may be reinstated if an Acquiring Person reduces his beneficial ownership to 10% or less of the outstanding shares of Common Stock in a transaction or series of transactions not involving the Company and there is then no other Acquiring Person.

          Immediately upon the action of the Board of Directors of the Company, with, where required, the concurrence of the Continuing Directors, ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

          Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

          The Rights Agreement and related press release are attached hereto as Exhibits 4 and 99.1 respectively.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

     See disclosure under Item 1.01.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (d)  Exhibits.
             No.      Description
          ---------   -----------
          4           Rights Agreement between Codorus Valley Bancorp, Inc. and
                      Wells Fargo Bank, N.A. dated as of November 4, 2005

          99.1        Press Release dated November 7, 2005 regarding Rights
                      Agreement.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Codorus Valley Bancorp, Inc.
                                                (Registrant)


Date: November 7, 2005                  /s/ Larry J. Miller
                                        ----------------------------------------
                                        Larry J. Miller
                                        President and Chief Executive Officer
                                        (Principal Executive Officer)

                                  EXHIBIT INDEX

                                                                   Page Number
                                                                   In Manually
Exhibit                                                          Signed Original
-------                                                          ---------------
4         Rights Agreement between Codorus Valley Bancorp,              6
          Inc. and Wells Fargo Bank, N.A. dated as of November
          4, 2005

99.1      Press Release dated November 7, 2005 regarding                49
          Rights Agreement.
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